Exhibit 23

                  Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference of our report, dated January 23, 1995, included in The Cincinnati Gas & Electric Company's Annual Report on Form 10-K for the year ended December 31, 1994, into its previously filed Registration Statement Nos. 33-45116, 33-50443 and 33-52335.


Arthur Andersen LLP
Cincinnati, Ohio,
March 27, 1995